Exhibit 23.2

DAVID L. KAHN
Attorney at Law
3150 West Fir Avenue, #127
Fresno, CA 93711
Phone: (559) 440-9248, Fax: (559) 440-9348

                                                                                                                  October 26, 2005

Amalgamated Pictures Corp.
2132 Mears Parkway
Margate, FL 33063

RE:      Amalgamated Pictures Corp.
         Registration Statement on Form SB-2, No. 333-125145

Gentlemen and Ladies:

Consent to use of Opinion and to References in Prospectus

         I consent to the filing of my opinion with the U.S. Securities and Exchange Commission as an Exhibit to the Registration Statement, as amended, and with any state or self-regulatory agencies for qualification or registration for sale. I also consent to the reference to me under the caption "Legal Matters" in the Prospectus contained in the Registration Statement, as amended.

                                                                                                                  Very truly yours,

                                                                                                                  /s/ David L. Kahn

                                                                                                                  David L. Kahn